Exhibit 10.2

FORM OF RESTRICTED STOCK UNIT AGREEMENT

2004/2006 EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AGREEMENT (this "Agreement"), dated as of _________ ____, ______, is between ENERSYS, a Delaware corporation (the "Company"), and the individual identified on the signature page hereof (the "Participant").

BACKGROUND

A. The Participant is currently an employee of the Company or one of its Subsidiaries.

B. The Company desires to (i) provide the Participant with an incentive to remain in the employ of the Company or one of its Subsidiaries, and (ii) increase the Participant's interest in the success of the Company by granting restricted stock units (the "Restricted Stock Units") to the Participant.

C. The grant of the Restricted Stock Units is (i) pursuant to the EnerSys [2004/2006] Equity Incentive Plan (the "Plan"), (ii) subject to the terms and conditions of this Agreement, and (iii) not employment compensation nor and employment right and is at the sole discretion of the Company's Compensation Committee.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions; Incorporation of Plan Terms. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan. This Agreement and the Restricted Stock Units shall be subject to the Plan. The terms of the Plan are incorporated into this Agreement by reference. If there is a conflict or an inconsistency between the Plan and this Agreement, the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan.

2. Grant of Restricted Stock Units. Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units specified on the signature page of this Agreement. The Company shall credit to a bookkeeping account (the "Account") maintained by the Company, or a third party on behalf of the Company, for the Participant's benefit the Restricted Stock Units, each of which shall be deemed to be the equivalent of one share of the Company's common stock, par value $.0.01 per share (each, a "Share"). If and whenever any cash dividends are declared on the Shares, on the date such dividend is paid, the Company will credit to the Account a number of additional Restricted Stock Units equal to the result of dividing (i) the product of the total number of Restricted Stock Units credited to the Account on the record date for such dividend times the per Share amount of such dividend, by (ii) the Fair Market Value of one Share on the date such dividend is paid by the Company to the holders of Shares. The additional Restricted Stock Units shall be or become vested to the same extent as the Restricted Stock Units that resulted in the crediting of such additional Restricted Stock Units.

3. Terms and Conditions. All of the Restricted Stock Units shall initially be unvested.

    Vesting. Twenty-five percent (25%) of the Restricted Stock Units (rounded to the nearest whole number) shall vest on the first anniversary of the date of this Agreement and on each of the next three (3) successive anniversaries thereof unless previously vested or forfeited in accordance with the Plan or this Agreement; provided, however, that upon a Change in Control, or if the Participant's employment terminates due to death, Permanent Disability, or Retirement or the Participant terminates employment for Good Reason, or is terminated without Cause, the Restricted Stock Units, to the extent then still unvested, shall immediately become vested. Notwithstanding the foregoing sentence, upon a Participant's termination of employment for any reason, the Company's Compensation Committee, in its sole discretion and subject to the approval of a majority of the disinterested members of the Board of Directors, may waive any vesting restrictions then remaining and permit the immediate vesting of all remaining unvested Restricted Stock Units.

(b) Restrictions on Transfer. Until the Restricted Stock Units vest as provided in Section 3(a) of this Agreement or as otherwise provided in the Plan, no transfer of the Restricted Stock Units or any of the Participant's rights with respect to the Restricted Stock Units, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Company's Compensation Committee determines otherwise, upon any attempt to transfer any Restricted Stock Units or any rights in respect of the Restricted Stock Units before vesting, such unit, and all of the rights related to such unit, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

(c) Forfeiture. Upon termination of the Participant's employment with the Company or a Subsidiary for any reason other than one of the reasons set forth in the first sentence of Section 3(a), the Participant shall forfeit any and all Restricted Stock Units which have not vested as of the date of such termination and transfer such units to the Company without consideration of any kind.

(d) Payment. The Company shall make a payment to the Participant of the Restricted Stock Units credited to the Account as provided in Section (2) upon the vesting of such Restricted Stock Units pursuant to Section 3(a). Payment shall be made in Shares equal to the number of vested Restricted Stock Units credited to the Account. Payment shall be made as soon as practicable after the applicable payment event, but in no event later than 30 days after the date of the applicable payment event.

4. Noncompetition. The Participant agrees with the Company that, for so long as the Participant is employed by the Company or any of its Subsidiaries and continuing for twelve (12) months (or such longer period as may be provided in an employment or similar agreement between the Participant and the Company or one of its Subsidiaries) following a termination of such employment that occurs after any of the Restricted Stock Units have vested, the Participant will not, without the prior written consent of the Company, directly or indirectly, and whether as principal or investor or as an employee, officer, director, manager, partner, consultant, agent, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, become involved in a Competing Business in any geographic area in which the Company or any of its Subsidiaries has engaged during such period in a Competing Business, or in which the Participant has knowledge of the Company's plans to engage in a Competing Business (including, without limitation, any area in which any customer of the Company or any of its Subsidiaries may be located); provided, however, that the provisions of this Section 5 shall apply solely to those activities of a Competing Business, with which the Participant was personally involved or for which the Participant was responsible while employed by the Company or its Subsidiaries during the twelve (12) month period preceding termination of the Participant's employment.

5. Wrongful Solicitation. As a separate and independent covenant, the Participant agrees with the Company that, for so long as the Participant is employed by the Company or any of its Subsidiaries and continuing for twelve (12) months (or such longer period as may be provided in an employment or similar agreement between the Participant and the Company or one of its Subsidiaries) following a termination of such employment that occurs after any of the Restricted Stock Units have vested, the Participant will not engage in any Wrongful Solicitation.

6. Confidentiality; Specific Performance.

(a) The Participant agrees with the Company that the Participant will not at any time, except in performance of the Participant's obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, reveal to any person, entity, or other organization (other than the Company, or its employees, officers, directors, stockholders, or agents) or use for the Participant's own benefit any information deemed to be confidential by the Company or any of its Affiliates ("Confidential Information") relating to the assets, liabilities, employees, goodwill, business, or affairs of the Company or any of its Affiliates, including, without limitation, any information concerning past, present, or prospective customers, manufacturing processes, marketing, operating, or financial data, or other confidential information used by, or useful to, the Company or any of its Affiliates and known (whether or not known with the knowledge and permission of the Company or any of its Affiliates and whether or not at any time prior to the Date of Grant developed, devised, or otherwise created in whole or in part by the efforts of the Participant) to the Participant by reason of the Participant's employment with, equity holdings in, or other association with the Company or any of its Affiliates. The Participant further agrees that the Participant will retain all copies and extracts of any written Confidential Information acquired or developed by the Participant during any such employment, equity holding, or association in trust for the sole benefit of the Company, its Affiliates, and their successors and assigns. The Participant further agrees that the Participant will not, without the prior written consent of the Company, remove or take from the Company's or any of its Affiliate's premises (or if previously removed or taken, the Participant will promptly return) any written Confidential Information or any copies or extracts thereof. Upon the request and at the expense of the Company, the Participant shall promptly make all disclosures, execute all instruments and papers, and perform all acts reasonably necessary to vest and confirm in the Company and its Affiliates, fully and completely, all rights created or contemplated by this Section 6. The term "Confidential Information" shall not include information that is or becomes generally available to the public other than as a result of a disclosure by, or at the direction of, the Participant.

(b) The Participant agrees that upon termination of the Participant's employment with the Company or any Subsidiary for any reason, the Participant will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way evidencing (in whole or in part) Confidential Information relating to the business of the Company and its Subsidiaries and Affiliates. The Participant further agrees that the Participant will not retain or use for the Participant's account at any time any trade names, trademark, or other proprietary business designation used or owned in connection with the business of the Company or its Subsidiaries or Affiliates.

(c) The Participant acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section 7, or Section 5 or 6 above, would be inadequate and, in recognition of this fact, the Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available.

7. Taxes.

      This Section 7(a) applies only to (a) all Participants who are U.S. employees, and (b) to those Participants who are employed by a Subsidiary of the Company that is obligated under applicable local law to withhold taxes with respect to the vesting of the Restricted Stock Units. Such Participant shall pay to the Company or a designated Subsidiary, promptly upon request, and in any event at the time the Participant recognizes taxable income with respect to the Restricted Stock Units (or, if the Participant makes an election under Section 83(b) of the Code in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock Units. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, with the approval of the Plan administrator, by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.
      This Section 7(b) only applies to Participant who are subject to the U.S. Internal Revenue Code of 1986, as amended. Any Participant, who makes an election under Section 83(b) in connection with the grant of Restricted Stock Units under this Agreement, shall pay to the Company or a designated Subsidiary, promptly upon request, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock Units. The Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code. A form of such election is attached hereto as Exhibit A.

      THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

      The Participant acknowledges that the tax laws and regulations applicable to the Restricted Stock Units and the disposition of the shares following the vesting of Restricted Stock Units are complex and subject to change.

8. Securities Laws Requirements. The Company shall not be obligated to transfer any shares following the vesting of Restricted Stock Units to the Participant free of a restrictive legend if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the "Securities Act") (or any other federal or state statutes having similar requirements as may be in effect at that time).

9. No Obligation to Register. The Company shall be under no obligation to register any shares as a result of the vesting of the Restricted Stock Units pursuant to the Securities Act or any other federal or state securities laws.

10. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any of the Restricted Stock Units granted under this Agreement or any shares resulting the vesting thereof without the prior written consent of the Company or its underwriters.

11. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Units Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any shares resulting from the vesting of Restricted Stock Units on its books nor will any of such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.

12. Rights as a Stockholder. The Participant shall not possess the right to vote the shares underlying the Restricted Stock Units until the Restricted Stock Units have vested in accordance with the provisions of this Agreement and the Plan.

13. Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Sections 4, 5 and 6 shall expressly survive the forfeiture of the Restricted Stock Units and this Agreement.

14. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the Participant's attention at the mailing address set forth at the foot of this Agreement (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to the Company's office at 2366 Bernville Road, Reading, Pennsylvania 19605, Attention: General Counsel (or to such other address as the Company shall have specified to the Participant in writing). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

15. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

16. Authority of the Administrator. The Plan Administrator, which is the Company's Compensation Committee, shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

17. Representations. The Participant has reviewed with his own tax advisors the applicable tax (U.S., foreign, state, and local) consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

18. Investment Representation. The Participant hereby represents and warrants to the Company that the Participant, by reason of the Participant's business or financial experience (or the business or financial experience of the Participant's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Participant's own interests in connection with the transactions contemplated under this Agreement.

19. Entire Agreement; Governing Law. This Agreement and the Plan and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, USA.

20. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

21. Amendments; Construction. The Plan administrator may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without his or her consent. To the extent the terms of Section 4 above conflict with any prior agreement between the parties related to such subject matter, the terms of Section 4 shall supersede such conflicting terms and control. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Restricted Stock Units and shall have no affect on the interpretation hereof.

23. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understand the terms and provision thereof, and accepts the shares of Restricted Stock Units subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.

24. Miscellaneous.

(a) No Rights to Grants or Continued Employment. The Participant acknowledges that the award granted under this Agreement is not employment compensation nor is it an employment right, and is being granted at the sole discretion of the Company's Compensation Committee. The Participant shall not have any claim or right to receive grants of Awards under the Plan. Neither the Plan or this Agreement, nor any action taken or omitted to be taken hereunder or thereunder, shall be deemed to create or confer on the Participant any right to be retained as an employee of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Affiliate or Subsidiary thereof to terminate the employment of the Participant at any time.

(b) No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred, or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

(c) Assignment. The Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its Affiliates.

THIS AGREEMENT SHALL BE NULL AND VOID AND UNENFORCEABLE BY THE PARTICIPANT UNLESS SIGNED AND DELIVERED TO THE COMPANY NOT LATER THAN THIRTY (30) DAYS SUBSEQUENT TO THE DATE OF GRANT SET FORTH BELOW.

BY SIGNING THIS AGREEMENT, THE PARTICIPANT IS HEREBY CONSENTING TO THE PROCESSING AND TRANSFER OF THE PARTICIPANT'S PERSONAL DATA BY THE COMPANY TO THE EXTENT NECESSARY TO ADMINISTER AND PROCESS THE AWARDS GRANTED UNDER THIS AGREEMENT.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.

ENERSYS

By: _________________

Name: ___________

Title: ___________

PARTICIPANT

______________________________________

Name: ____________________________

Address: __________________________

__________________________

Date of Grant: ______________

Number of Shares of Restricted Stock Units: __________________

EXHIBIT A

FOR U.S. TAXPAYORS ONLY

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1. The name address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER: ______________________________________________________

NAME OF SPOUSE: _________________________________________________________

ADDRESS: _________________________________________________________________

IDENTIFICATION NO. OF TAXPAYER: ________________________________________

IDENTIFICATION NUMBER OF SPOUSE: ______________________________________

TAXABLE YEAR: ___________________________________________________________

2. The property with respect to which the election is made is described as follows: _______ shares (the "Shares") of the common stock of EnerSys ("Company").

3. The date on which the property was transferred is: ________________.

4. The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ ______________.

6. The amount (if any) paid for such property is: $ ______________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: _________________ _________________________________________________

Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: _________________ _________________________________________________

Spouse of Taxpayer